EXHIBIT 4.5

SECURITY AGREEMENT

By

JACOBS ENTERTAINMENT, INC.,

as Borrower

and

THE GUARANTORS PARTY HERETO

and

CREDIT SUISSE, CAYMAN ISLANDS BRANCH,

as Collateral Agent

Dated as of June 16, 2006

TABLE OF CONTENTS

		Page

PREAMBLE		1
RECITALS		2
AGREEMENT		2

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1	Definitions	2
SECTION 1.2	Interpretation	9
SECTION 1.3	Resolution of Drafting Ambiguities	9
SECTION 1.4	Perfection Certificate	9

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1	Pledge	9
SECTION 2.2	Secured Obligations	9
SECTION 2.3	Security Interest	10
SECTION 2.4	No Release	10

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF PLEDGED COLLATERAL

SECTION 3.1	Delivery of Certificated Securities Collateral	10
SECTION 3.2	Perfection of Uncertificated Securities Collateral	11
SECTION 3.3	Financing Statements and Other Filings	11
SECTION 3.4	Other Actions	12
SECTION 3.5	Joinder of Additional Guarantors	14
SECTION 3.6	Motor Vehicles	14
SECTION 3.7	Supplements; Further Assurances	15
SECTION 3.8	Use and Pledge of Pledged Collateral	15

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 4.1	Title and Authority	15
SECTION 4.2	Validity of Security Interest	16

i

		Page

ARTICLE VIII

TRANSFERS AND OTHER LIENS

ARTICLE IX

REMEDIES

SECTION 9.1	Remedies	22
SECTION 9.2	Notice of Sale	24
SECTION 9.3	Waiver of Notice and Claims	24
SECTION 9.4	Certain Sales of Pledged Collateral	25
SECTION 9.5	No Waiver; Cumulative Remedies	25
SECTION 9.6	Certain Additional Actions Regarding Intellectual Property	26

ARTICLE X

APPLICATION OF PROCEEDS

ARTICLE XI

COLLATERAL ACCOUNT

ARTICLE XII

MISCELLANEOUS

SECTION 12.1	Concerning Collateral Agent	27
SECTION 12.2	Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact	28
SECTION 12.3	Continuing Security Interest; Assignment	28
SECTION 12.4	Termination; Release	29
SECTION 12.5	Modification in Writing	29
SECTION 12.6	Notices	29
SECTION 12.7	Governing Law; Consent to Jurisdiction and Service of Process; Waiver of Jury Trial	29
SECTION 12.8	Severability of Provisions	30
SECTION 12.9	Execution in Counterparts	30
SECTION 12.10	Business Days	30
SECTION 12.11	No Credit for Payment of Taxes or Imposition	30
SECTION 12.12	No Claims Against Collateral Agent	31
SECTION 12.13	Obligations Absolute	31

Page

ARTICLE XIII

SPECIAL PROVISIONS RELATING TO GAMING LAWS

SECTION 13.1	Additional Provisions Relating to Gaming Laws and Gaming Licenses	31
SECTION 13.2	Compliance with Gaming Laws	32

EXHIBIT 1	Form of Issuer Acknowledgment
EXHIBIT 2	Form of Securities Pledge Amendment
EXHIBIT 3	Form of Joinder Agreement
EXHIBIT 4	Form of Control Agreement Concerning Securities Accounts
EXHIBIT 5	Form of Control Agreement Concerning Deposit Accounts
EXHIBIT 6	Form of Copyright Security Agreements
EXHIBIT 7	Form of Patent Security Agreements
EXHIBIT 8	Form of Trademark Security Agreement
EXHIBIT 9	Form of Bailee’s Letter

SECURITY AGREEMENT

SECURITY AGREEMENT (the “Agreement”), dated as of June 16, 2006, made by JACOBS ENTERTAINMENT, INC., a Delaware corporation (the “Borrower”), and EACH OF THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO OR FROM TIME TO TIME PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (collectively, the “Guarantors”), as pledgors, assignors and debtors (the Borrower, together with the Guarantors, in such capacities and together with any successors in such capacities, the “Pledgors,” and each, a “Pledgor”), in favor of CREDIT SUISSE, CAYMAN ISLANDS BRANCH, in its capacity as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”) pursuant to the Credit Agreement (as hereinafter defined).

R E C I T A L S :

A.                                   In connection with the execution and delivery of this Agreement, (a) the Borrower and the Collateral Agent have entered into the Credit Agreement, dated as of June 16, 2006, among the Borrower, the lenders from time to time party thereto (the “Lenders”), Credit Suisse, Cayman Islands Branch, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Collateral Agent, and issuing bank (in such capacity, the “Issuing Bank”), Wells Fargo Bank, National Association, as Documentation Agent and Swingline Lender and CIT Lending Services Corporation, as Documentation Agent, pursuant to which the Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower and its Subsidiaries (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), (b) the Pledgors and the Collateral Agent have entered into the Guarantee Agreement, dated as of June 16, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee”), and (c) the Borrower, Black Hawk Gaming & Development Company, Inc., and the Collateral Agent have entered into a Pledge Agreement pursuant to which all Equity Interests issued by each Subsidiary organized under the laws of the State of Nevada that is subject to regulation by the Nevada Gaming Authorities are pledged for the benefit of the Secured Parties, dated as of June 16, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Initial Pledge Agreement”).

B.                                     Each Guarantor has, pursuant to the Guarantee, among other things, unconditionally guaranteed the Secured Obligations.

C.                                     Each Pledgor will receive substantial benefits from the execution, delivery and performance of the obligations under the Credit Agreement and other Loan Documents and is, therefore, willing to enter into this Agreement.

D.                                    The Pledgors own (or will own), legally and/or beneficially, certain collateral to be pledged hereunder as condition to the Credit Agreement and the making of the Loans and the other financial accommodations thereunder.

E.                                      This Agreement is given by each Pledgor in favor of the Collateral Agent for its benefit and the benefit of the Secured Parties (as hereinafter defined) to secure the payment and performance of all of the Secured Obligations (as hereinafter defined).

F.                                      It is a condition to (i) the obligations of the Lenders to make the Loans under the Credit Agreement, (ii) the obligations of the Issuing Bank to issue Letters of Credit and (iii) the performance of the obligations of the Secured Parties under Hedging Agreements that constitute Secured Obligations that each Pledgor execute and deliver the applicable Loan Documents, including this Agreement.

A G R E E M E N T:

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Collateral Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1                          Definitions.

(a)                                  Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC, including the following which are capitalized herein:

“Accounts”; “Bank”; “Chattel Paper”; “Commercial Tort Claim”; “Commodity Account”; “Commodity Contract”; “Commodity Intermediary”; “Documents”; “Electronic Chattel Paper”; “Entitlement Order”; “Equipment”; “Financial Asset”; “Fixtures”; “Goods”; “Inventory”; “Letter-of-Credit Rights”; “Letters of Credit”; “Money”; “Payment Intangibles”; “Proceeds”; “Records”; “Securities Account”; “Securities Intermediary”; “Security Entitlement”; “Supporting Obligations”; and “Tangible Chattel Paper.”

(b)                                 Capitalized terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement. Sections 1.03 and 1.05 of the Credit Agreement shall apply herein mutatis mutandis.

(c)                                  The following terms shall have the following meanings:

“Account Debtor” shall mean each person who is obligated on a Receivable or Supporting Obligation related thereto.

“Borrower” shall have the meaning assigned to such term in the Preamble hereof.

“Casino Bankroll” means only the amount of cash or Cash Equivalents required by the provisions of applicable Gaming Law (including Section 6.150 of the Regulations of the Nevada Gaming Commission) to satisfy the casino minimum bankroll requirements, mandatory game security reserves, allowances for redemption of casino chips and tokens, or payment of winning wagers to gaming patrons.

“Collateral Material Adverse Effect” shall mean, as of any date of determination and in the aggregate, (a) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the business or operations as presently conducted in connection with the Pledged Collateral of the Borrower and the Guarantors, taken as a whole; (b) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the value or utility of the Pledged Collateral, taken as a whole; or (c) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the legality, priority or enforceability of any Lien created by this Agreement or the rights and remedies of the Collateral Agent hereunder; provided that Gaming Laws shall not at any time be deemed to be a Collateral Material Adverse Effect.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing the value of any Pledged Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commodity Account Control Agreement” shall mean a control agreement in a form that is reasonably satisfactory to the Collateral Agent establishing the Collateral Agent’s Control with respect to any Commodity Account.

“Contracts” shall mean, collectively, with respect to each Pledgor, the Acquisition Documents, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Pledgor and third parties, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

“Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC, (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106 of the UCC, and (iii) in the case of any Commodity Contract, “control,” as such term is defined in Section 9-106 of the UCC.

“Control Agreements” shall mean, collectively, each Deposit Account Control Agreement, each Securities Account Control Agreement and each Commodity Account Control Agreement.

“Copyright Security Agreement” shall mean an agreement substantially in the form of Exhibit 6 hereto.

“Copyrights” shall mean, collectively, with respect to each Pledgor, all copyrights (whether statutory or common law and whether established or registered in the United States or any other country) and all copyright registrations and applications made by such Pledgor, in each case, whether now owned or hereafter created or acquired by or assigned to such Pledgor, together with any and all (i) rights and privileges arising under applicable Requirements of Law with respect to such Pledgor’s use of such copyrights, (ii)  income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iii) rights corresponding thereto throughout the world and (iv) rights to sue for past, present or future infringements thereof.

“Credit Agreement” shall have the meaning assigned to such term in Recital A hereof.

“Deposit Account Control Agreement” shall mean an agreement substantially in the form of Exhibit 5 hereto or such other form that is reasonably satisfactory to the Collateral Agent establishing the Collateral Agent’s Control with respect to any Deposit Account.

“Deposit Accounts” shall mean, collectively, with respect to each Pledgor, (i) all “deposit accounts” as such term is defined in the UCC and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts described in clause (i) of this definition.

“Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.

“Excluded Accounts” shall mean any Deposit Accounts which does not hold funds of the Pledgors, with an average daily balance in any calendar month of more than $75,000.00; provided, at no time shall the aggregate amount of funds on deposit in all such Deposit Accounts with banks not party to a Control Agreement in favor of the Collateral Agent exceed $250,000.00 in the aggregate; provided further that, notwithstanding anything to the contrary, each Deposit Account at JPMorgan Chase Bank, NA or any of its affiliates shall be an Excluded Account for the 90 days after the Closing Date without regard to the $75,000.00 or $250,000.00 thresholds established above.

“Excluded Property” shall mean Special Property other than the following:

(a)                                  the right to receive any payment of money (including, without limitation, Accounts, General Intangibles and Payment Intangibles) or any other rights referred to in Section 9-406(f), 9-407(a) or 9-408(a) of the UCC; and

(b)                                 any Proceeds, substitutions or replacements of any Special Property (unless such Proceeds, substitutions or replacements would constitute Special Property).

“Gaming Authorities” shall mean any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including, without limitation, the gaming commission and any other agency with authority to regulate any gaming operation or proposed gaming operation owned, managed or operated by the Borrower or any of its Restricted Subsidiaries.

“Gaming Law” shall mean any gaming laws or regulations of any jurisdictions to which the Borrower or any of its Subsidiaries is or may at any time after the Closing Date be subject.

“Gaming License” means any finding of suitability, registration, license, franchise or other approval or authorization required to own, lease, operate or otherwise conduct or manage riverboat, dockside or land-based gaming activities in any state or jurisdiction in which Pledgors or any of their Subsidiaries conduct business (including all such licenses granted by the Nevada Gaming Authorities under Gaming Laws) issued by any Gaming Authority and all applicable liquor licenses.

“General Intangibles” shall mean, collectively, with respect to each Pledgor, all “general intangibles,” as such term is defined in the UCC, of such Pledgor and, in any event, shall include, without limitation, (i) all of such Pledgor’s rights, title and interest in, to and under all insurance policies and Contracts, (ii) all know-how and warranties relating to any of the Pledged Collateral or the Mortgaged Property of such Pledgor, (iii) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other Person and the benefits of any and all collateral or other security given by any other Person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Pledged Collateral or any of the Mortgaged Property of such Pledgor, (v) all lists, books, records, correspondence, ledgers, print-outs, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Pledged Collateral or any of the Mortgaged Property, including, without limitation, all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Pledgor’s operations or any of the Pledged Collateral or any of the Mortgaged Property and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, now or hereafter acquired or held by such Pledgor including, without limitation, building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation, and (vii) all rights to reserves, to deferred payments, to deposits, to securing performance refunds, to indemnification of claims and to claims for tax or other refunds against any Governmental Authority.

“Goodwill” shall mean, collectively, with respect to each Pledgor, the goodwill connected with such Pledgor’s business including, without limitation, (i) all goodwill connected with the use of and symbolized by any Trademark or Intellectual Property License with respect to any Trademark in which such Pledgor has any interest and (ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any Person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill.

“Guarantee” shall have the meaning assigned to such term in Recital A hereof.

“Guarantors” shall have the meaning assigned to such term in the Preamble hereof.

“Initial Pledge Agreement” shall have the meaning assigned to such term in Recital A hereof.

“Instruments” shall mean, collectively, with respect to each Pledgor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.

“Intellectual Property Collateral” shall mean, collectively, the Patents, Trademarks, Copyrights, Intellectual Property Licenses and Goodwill.

“Intellectual Property Licenses” shall mean, collectively, with respect to each Pledgor, all license and distribution agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark or Copyright or any other patent, trademark or copyright, whether such Pledgor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights or any other patent, trademark or copyright.

“Intercompany Notes” shall mean, with respect to each Pledgor, all intercompany notes described in Schedule 11 to the Perfection Certificate (and each other intercompany note hereafter acquired by such Pledgor) and all certificates, instruments or agreements evidencing such intercompany notes and all amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.

“Investment Property” shall mean a security, whether certificated or uncertificated, Security Entitlement, Securities Account, Commodity Contract or Commodity Account, excluding, however, (x) the Securities Collateral and (y) any Equity Interests which are required to be pledged under a Pledge Agreement pursuant to Section 5.11 (b) of the Credit Agreement.

“Joinder Agreement” shall mean the form of joinder agreement attached hereto as Exhibit 3.

“Mortgaged Property” shall mean, collectively, each Mortgaged Property as such term is defined in each Mortgage.

“Nevada Gaming Securities” means any securities issues by Gold Dust West Casino, Inc., Black Hawk Gaming & Development, Inc., Jacobs Pinon Plaza Entertainment, Inc. (if and when it is licensed by the Gaming Authorities of the State of Nevada) or Jacobs Elko Entertainment, Inc. (if and when it is licensed by the Gaming Authorities of the State of Nevada) that are, in either case, subject to Gaming Laws of the State of Nevada.

“Patent Security Agreement” shall mean an agreement substantially in the form of Exhibit 7 hereto.

“Patents” shall mean, collectively, with respect to each Pledgor, all patents issued or assigned to and all patent applications and registrations made by such Pledgor (whether established or registered or recorded in the United States or any other country), including, without limitation, the patents, patent applications, registrations and recordings listed in Schedule 12(a) to the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable Requirements of Law with respect to such Pledgor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Perfection Certificate” shall mean that certain perfection certificate dated June 16, 2006, executed and delivered by the Borrower in favor of the Collateral Agent for the benefit of the Secured Parties, and each other perfection certificate (which shall be in form and substance reasonably acceptable to the Collateral Agent) executed and delivered by the applicable Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery of each Joinder Agreement executed in accordance with Section 3.5 hereof.

“Pledge Agreement” shall mean (a) the Initial Pledge Agreement and (b) any Pledge Agreement entered into after the date hereof pursuant to Section 5.11 (b) of the Credit Agreement with respect to the Equity Interests issued by any Subsidiary subject to regulation by the Nevada Gaming Authorities or the Nevada Gaming Laws.

“Pledge Amendment” shall have the meaning assigned to such term in Section 5.1 hereof.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.

“Pledged Securities” shall mean, collectively, with respect to each Pledgor, (i) all issued and outstanding Equity Interests of each issuer set forth on Schedules 10(a) and 10(b) to the Perfection Certificate as being owned by such Pledgor and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests in each such issuer and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests, (ii) all Equity Interests of any issuer, which Equity Interests are hereafter acquired by such Pledgor (including by issuance), and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Pledgor in any manner, and (iii) all Equity Interests issued in respect of the Equity Interests referred to in clause (i) or (ii) upon any consolidation or merger of any issuer of such Equity Interests; provided, however, that Pledged Securities shall not include (x) any Equity Interests which are not required to be pledged pursuant to Section 5.11(b) of the Credit Agreement or (y) any Equity Interests which are required to be pledged under a Pledge Agreement pursuant to Section 5.11 (b) of the Credit Agreement, including the Nevada Gaming Securities.

“Pledgor” shall have the meaning assigned to such term in the Preamble hereof.

“Receivables” shall mean all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) General Intangibles, (v) Instruments and (vi) all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of the Pledgors’ rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Records relating thereto.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, the Lenders and each party to a Hedging Agreement if at the date of entering into such Hedging Agreement such person was a Lender or an Affiliate of a Lender and such person executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such person (i) appoints the Collateral Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Sections 9.03, 10.03 and 10.09 of the Credit Agreement.

“Securities Account Control Agreement” shall mean an agreement substantially in the form of Exhibit 4 hereto or such other form that is reasonably satisfactory to the Collateral Agent establishing the Collateral Agent’s Control with respect to any Securities Account.

“Securities Collateral” shall mean, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.

“Special Property” shall mean:

(a)                                  any permit, lease, contract, property rights, agreement or license to which any Pledgor is a party or any of the rights or interests held by any Pledgor pursuant thereto if and so long as the creation by such Pledgor of a security interest therein would result in the abandonment, invalidation, or unenforceability of any right, title or interest of the Pledgor therein or would constitute a breach or grounds for termination or a default thereunder;

(b)                                 any permit, lease or license (including Gaming Licenses) held by any Pledgor to the extent that any Requirements of Law applicable thereto prohibits the creation of a security interest therein;

(c)                                  any Equipment or other assets owned by any Pledgor on the date hereof or hereafter acquired that is subject to a Lien securing a Purchase Money Obligation or Capital Lease Obligation permitted to be incurred pursuant to the provisions of the Credit Agreement or any other Lien of the type permitted by Section 6.02 (k) or (o) of the Credit Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such Purchase Money Obligation or Capital Lease Obligation) validly prohibits the creation of any other Lien in such Equipment or assets or if the creation by such Pledgor of a security interest in such Equipment or assets would result in a breach or violation of or constitute a default under an agreement or instrument governing the rights of the holder of such lien, the loss of use of such Equipment or asset or would permit the holder of such lien to terminate such Pledgor’s rights in or use of such Equipment or asset unless such rights have been waived by the holder of such Lien;

(d)                                 Casino Bankroll to the extent that any Requirements of Law applicable thereto prohibits the creation of a security interest therein;

(e)                                  any fractional ownership of any aircraft owned by any Pledgor; and

(f)                                    any Securities Collateral that is subject to a Requirement of Law that prohibits, or otherwise restricts, the pledge thereof, including, without limitation, the Nevada Gaming Securities.

provided, however, that in each case described in clauses (a), (b), (c) and (f) of this definition, such property shall constitute “Special Property” only to the extent and for so long as such permit, lease, license, property right, contract or other agreement or Requirement of Law applicable thereto validly prohibits the creation of a Lien in such property in favor of the Collateral Agent or would give rise to the consequences described in such clauses and, upon the termination of such prohibition (howsoever occurring), such property shall cease to constitute “Special Property.”

“Trademark Security Agreement” shall mean an agreement substantially in the form of Exhibit 8 hereto.

“Trademarks” shall mean, collectively, with respect to each Pledgor, all trademarks (including service marks), logos, slogans, logos, certification marks, trade dress, uniform resource locations (URL’s), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Pledgor and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other Country), including, without limitation, the registrations and applications (other than “intent to use” applications filed pursuant to Section 1(b) of the Lanham Act, unless and until the amendment to alleged use or a verified statement of use under Section 1(c) or Section 1(d) of such Act has been filed with respect thereto listed in Schedule 12(a) to the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable Requirements of Law with respect to such Pledgor’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if at any time by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

SECTION 1.2                          Interpretation. The rules of interpretation specified in the Credit Agreement (including Section 1.03 thereof) shall be applicable to this Agreement.

SECTION 1.3                          Resolution of Drafting Ambiguities. Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Collateral Agent) shall not be employed in the interpretation hereof.

SECTION 1.4                          Perfection Certificate. The Collateral Agent and each Secured Party agree that the Perfection Certificate and all descriptions of Pledged Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1                          Pledge. As collateral security for the payment and performance in full of all the Secured Obligations, each Pledgor hereby pledges and grants to the Collateral Agent for its benefit and for the benefit of the Secured Parties, a security interest in and to and pledge of all of the right, title and interest of such Pledgor in, to and under the following property, wherever located and whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”): (i) Equipment; (ii) all other Goods; (iii) Documents; (iv) Instruments; (v) Chattel Paper; (vi) Letters of Credit and Letter-of-Credit Rights; (vii) Securities Collateral; (viii) Accounts; (ix) Inventory; (x) Investment Property; (xi) Intellectual Property Collateral; (xii) Commercial Tort Claims described on Schedule 13 to the Perfection Certificate; (xiii) General Intangibles; (xiv) Money and Deposit Accounts; (xv) Fixtures; (xvi) Supporting Obligations; (xvii) to the extent not covered by clauses (i) through (xvi) of this sentence, all other personal property and any and all books and records relating to the foregoing; together with all Proceeds of any of the foregoing; provided, however, that Pledged Collateral shall not include any Excluded Property.

SECTION 2.2                          Secured Obligations. This Agreement secures, and the Pledged Collateral is collateral security for, the payment and performance in full when due of the Secured Obligations.

SECTION 2.3                          Security Interest.

(a)                                  Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments or continuations thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including, without limitation, (i) whether the Pledgor is an organization, the type of organization and any organizational identification number issued to the Pledgor and (ii) in the case of a financing statement filed as a fixture filing or covering Pledged Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Pledged Collateral relates. Each Pledgor agrees to provide such additional information to the Collateral Agent promptly upon request.

(b)                                 Each Pledgor hereby ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any financing statements relating to the Pledged Collateral if filed prior to the date hereof.

(c)                                  The Collateral Agent is further authorized to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country), including this Agreement, a Copyright Security Agreement, (if applicable), a Patent Security Agreement (if applicable) and the Trademark Security Agreement, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by each Pledgor hereunder, without the signature of any Pledgor, and naming any Pledgor or the Pledgors, as debtors, and the Collateral Agent, as secured party.

SECTION 2.4                          No Release. Nothing set forth in this Agreement or any other Loan Document, nor the exercise by the Collateral Agent of any of the rights or remedies hereunder shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability owed by such Pledgor to any Person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on the Pledgor’s part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of each item of Pledged Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Pledged Collateral by reason of this Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Collateral hereunder.

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF PLEDGED COLLATERAL

SECTION 3.1                          Delivery of Certificated Securities Collateral. All certificates, agreements or instruments representing or evidencing the Securities Collateral, to the extent not previously delivered to the Collateral Agent, shall promptly (but in any event no more than ten (10) days thereafter) upon receipt thereof by any Pledgor be delivered to and held by or on behalf of the Collateral Agent pursuant hereto. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. Subject to the provisions of Section 13 hereof, to the fullest extent permitted by Requirements of Law, the Collateral Agent shall have the right, at any time after the giving of five Business Days prior notice to the issuer thereof following the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, the Collateral Agent shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

SECTION 3.2                          Perfection of Uncertificated Securities Collateral. If any issuer of Pledged Securities is organized in a jurisdiction which does not permit the use of certificates to evidence equity ownership, or if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the fullest extent permitted by applicable Requirements of Law, use commercially reasonable efforts to cause the issuer to record such pledge on the equityholder register or the books of the issuer, cause the issuer to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 annexed hereto, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Securities under the terms hereof and provide to the Collateral Agent an opinion of counsel, in form and substance reasonably satisfactory to the Collateral Agent, confirming such pledge and perfection thereof. After the occurrence and during the continuance of any Event of Default, upon request by the Collateral Agent, each Pledgor shall (A) cause the Organizational Documents of each such issuer that is a Subsidiary of the Borrower to be amended to provide that such Pledged Securities shall be treated as “securities” for purposes of the UCC and (B) to the fullest extent permitted by Requirements of Law, cause such Pledged Securities to become certificated and delivered to the Collateral Agent in accordance with the provisions of Section 3.1.

SECTION 3.3                          Financing Statements and Other Filings. Each Pledgor hereby represents and warrants that, as of the date hereof: (a) the only filings, registrations and recordings necessary and appropriate to create, preserve, protect, publish notice of and perfect the security interest granted by each Pledgor to the Collateral Agent (for the benefit of the Secured Parties) pursuant to this Agreement in respect of each item of Pledged Collateral upon which perfection may be achieved by filing are listed in Schedule 7 to the Perfection Certificate and (b) all such filings, registrations and recordings have been duly executed and delivered to the Collateral Agent for filing in each governmental, municipal or other office specified in Schedule 7 to of the Perfection Certificate. Each Pledgor agrees that at any time and from time to time, at the sole cost and expense of the Pledgors, it will execute and file and refile, or permit the Collateral Agent to file and refile, such financing statements, continuation statements and other documents (including, without limitation, this Agreement), in form reasonably acceptable to the Collateral Agent, in such offices (including, without limitation, the United States Patent and Trademark Office and, if applicable, the United States Copyright Office) as the Collateral Agent may in its reasonable judgment deem necessary or appropriate, wherever required or advisable in order to perfect, continue and maintain a valid, enforceable, first priority security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to any Pledged Collateral. Each Pledgor hereby authorizes the Collateral Agent to file any such financing or continuation statement or other document including, without limitation, the filing of a financing statement describing the Pledged Collateral as “all assets now owned or hereafter acquired by the debtor or in which the debtor otherwise has rights.”

SECTION 3.4                          Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Pledged Collateral, each Pledgor agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Pledged Collateral:

(a)                                  Instruments and Tangible Chattel Paper. As of the date hereof, each Pledgor hereby represents and warrants that no amount individually or in the aggregate in excess of $100,000 payable under or in connection with any of the Pledged Collateral is evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper as are listed in Schedule 11 to the Perfection Certificate and have been delivered to the Collateral Agent. If any amount individually or in the aggregate in excess of $100,000 payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall promptly (but in any event within ten days after receipt thereof) endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request; provided, however, that so long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall return such Instrument or Tangible Chattel Paper to such Pledgor from time to time, at such time for collection in the ordinary course of such Pledgor’s business.

(b)                                 Deposit Accounts. As of the date hereof, each Pledgor represents and warrants that it does not have any Deposit Accounts other than the Deposit Accounts listed in Schedule 14 to the Perfection Certificate and that each such account (other than the Excluded Accounts) is subject to an agreement that by its terms grants Control over such account to the Collateral Agent. With respect to each such Deposit Account, the applicable Pledgor represents and warrants that the Collateral Agent has a first priority security interest perfected by Control in each such Deposit Account. No Pledgor shall hereafter establish and maintain any Deposit Account unless (1) it shall have given the Collateral Agent 15 days’ prior written notice of its intention to establish such new Deposit Account with a Bank and (2) such Bank and such Pledgor shall, within 30 days after establishing such Deposit Account, have duly executed and delivered to the Collateral Agent a Deposit Account Control Agreement with respect to such Deposit Account. The Collateral Agent agrees with each Pledgor that the Collateral Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Pledgor with respect to funds from time to time credited to any Deposit Account unless an Event of Default has occurred and is continuing. The provisions of this Section 3.4(b) shall not apply to any Deposit Accounts for which the Collateral Agent is the Bank. No Pledgor shall grant Control of any Deposit Account to any person other than the Collateral Agent. Notwithstanding anything to the contrary contained in this Agreement, the foregoing provisions of this Section 3.4(b) shall not apply to any Excluded Account.

(c)                                  Investment Property. (i)  As of the date hereof each Pledgor hereby represents and warrants that it has neither opened nor maintains any Securities Account or Commodity Account other than those listed in Schedule 14 to the Perfection Certificate and that the Collateral Agent has a first priority security interest in each such Securities Account and Commodity Account, which security interest is perfected by Control.

(ii)                                  No Pledgor shall hereafter establish and maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary unless (1) it shall have given the Collateral Agent 15 days’ prior written notice of its intention to establish such new Securities Account or Commodity Account with such Securities Intermediary or Commodity Intermediary and (2) such Securities Intermediary or Commodity Intermediary, as the case may be, and such Pledgor, shall within 30 days after establishing such Securities Account or Commodity Account, have duly executed and delivered a Control Agreement with respect to such Securities Account or Commodity Account, as the case may be. Each Pledgor shall accept any cash and Investment Property in trust for the benefit of the Collateral Agent and within one (1) Business Day of actual receipt thereof, deposit any and all cash and Investment Property received by it into a Deposit Account or Securities Account subject to the Collateral Agent’s Control. The Collateral Agent agrees with each Pledgor that the Collateral Agent shall not give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Pledgor, unless an Event of Default has occurred and is continuing or, after giving effect to any such exercise of dealing and withdrawal rights, would occur. The provisions of this Section 3.4(c) shall not apply to any Financial Assets credited to a Securities Account for which the Collateral Agent is the Securities Intermediary. No Pledgor shall grant Control over any Investment Property to any person other than the Collateral Agent.

(iii)                               As between the Collateral Agent and the Pledgors, the Pledgors shall bear the investment risk with respect to the Investment Property, and the risk of loss of, damage to or the destruction of the Investment Property, whether in the possession of, or maintained as a security entitlement by, or subject to the Control of, the Collateral Agent, a Securities Intermediary, a Commodity Intermediary, any Pledgor or any other Person; provided, however, that nothing contained in this Section 3.4(c) shall release or relieve any Securities Intermediary or Commodity Intermediary of its duties and obligations to the Pledgors or any other Person under any Control Agreement or under Requirements of Law; and, provided further, Collateral Agent shall exercise such care with respect to Investment Property in its possession as exercised with respect to its own property of the same type.

(d)                                 Electronic Chattel Paper and Transferable Records. If any amount individually or in the aggregate in excess of $100,000 payable under or in connection with any of the Pledged Collateral shall be evidenced by any Electronic Chattel Paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Pledgor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Collateral Agent thereof and shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Pledgor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for such Pledgor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Pledgor with respect to such Electronic Chattel Paper or transferable record.

(e)                                  Letter-of-Credit Rights. If any Pledgor is at any time a beneficiary under a Letter of Credit now or hereafter issued in favor of such Pledgor in an amount in the aggregate in excess of $100,000, such Pledgor shall promptly notify the Collateral Agent thereof and such Pledgor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the Letter of Credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Credit Agreement.

(f)                                    Commercial Tort Claims. As of the date hereof, each Pledgor hereby represents and warrants that it holds no Commercial Tort Claims other than those listed in Schedule 13 to the Perfection Certificate. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim, such Pledgor shall promptly (and in any event within 10 days) notify the Collateral Agent in writing signed by such Pledgor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent. The requirement in the preceding sentence shall not apply to the extent that the amount of such Commercial Tort Claim, together with the amount of all other Commercial Tort Claims held by any Pledgor in which the Collateral Agent does not have a security interest, does not exceed $100,000 in the aggregate for all Pledgors.

(g)                                 Excluded Property. After the Collateral Agent’s request therefor, the Pledgors shall deliver to the Collateral Agent an Officer’s Certificate setting forth all permits, leases or licenses constituting Special Property that are material to the operation of each Pledgor’s business. At the Collateral Agent’s request, each Pledgor shall use commercially reasonable efforts to obtain as soon as practicable the consent (which shall be in form and substance reasonably satisfactory to the Collateral Agent) of the other parties to each permit, lease or license listed in such Officer’s Certificate to permit the assignment, transfer or grant of security interest in such permit, lease or license pursuant to the terms hereof. No Pledgor shall permit to become effective in any document creating, governing or providing for any permit, lease or license, a provision that would prohibit the creation of a Lien on such permit, lease or license in favor of the Collateral Agent unless such Pledgor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.

SECTION 3.5                          Joinder of Additional Guarantors. The Pledgors shall cause each Restricted Subsidiary of the Borrower which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to the provisions of the Credit Agreement, to execute and deliver to the Collateral Agent (i) a joinder agreement substantially in the form of Exhibit 3 annexed hereto and (ii) a Perfection Certificate, in each case, within 30 days (45 days if such Subsidiary is formed or acquired in connection with the acquisition of a truck stop video poker plaza) of the date on which it was acquired or created and, upon such execution and delivery, such Restricted Subsidiary shall constitute a “Guarantor” and a “Pledgor” for all purposes hereunder with the same force and effect as if originally named as a Guarantor and Pledgor herein. The execution and delivery of such joinder agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Pledgor as a party to this Agreement.

SECTION 3.6                          Motor Vehicles. At any time after the occurrence and during the continuance of an Event of Default, each Pledgor shall, upon the request of the Collateral Agent, promptly (but in no event later than 30 days following such request) deliver to the Collateral Agent originals of the certificates of title or ownership for all motor vehicles valued at over $50,000 (and any other Equipment covered by Certificates of Title or ownership) owned by it with the Collateral Agent listed as lienholder therein unless such vehicles or Equipment constitutes Excluded Property.

SECTION 3.7                          Supplements; Further Assurances. Each Pledgor agrees to take such further actions, and to execute and deliver to the Collateral Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as the Collateral Agent may in its reasonable judgment deem necessary or appropriate, wherever required or permitted by law, in order to create, perfect, preserve and protect the security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the Collateral Agent’s rights, powers and remedies hereunder or permit the Collateral Agent to exercise and enforce its respective rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of financing statements, continuation statements and other documents (including this Agreement) under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Control Agreements, all in form reasonably satisfactory to the Collateral Agent and in such offices (including the United States Patent and Trademark Office and the United States Copyright Office) wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to the Pledged Collateral. Without limiting the generality of the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Collateral Agent from time to time upon reasonable request such lists, schedules, descriptions and designations of the Pledged Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as the Collateral Agent may reasonably request. The Collateral Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Collateral Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors.

SECTION 3.8                          Use and Pledge of Pledged Collateral. Unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time execute and deliver, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, any and all instruments, certificates or other documents, in a form reasonably requested by such Pledgor, necessary or appropriate in the reasonable judgment of such Pledgor to enable such Pledgor to continue to exploit, license, use, enjoy and protect the Pledged Collateral in the operation of its business or any other activity permitted under the terms hereof and of the Credit Agreement. The Pledgors and the Collateral Agent acknowledge that this Agreement is intended to grant to the Collateral Agent for the benefit of the Secured Parties a security interest in and Lien upon the Pledged Collateral and shall not constitute or create a present assignment of any of the Pledged Collateral.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Pledgor represents, warrants and covenants as follows:

SECTION 4.1                          Title and Authority. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, such Pledgor has good and valid rights in and title to the Pledged Collateral and has full power and authority to grant to the Collateral Agent the security interest in and Liens on such Pledged Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this

Agreement, without the consent or approval of any other Person other than the consents listed on Schedule 17 of the Perfection Certificate and any consent or approval that has been obtained. No Liens or claims exist on the Securities Collateral, other than Permitted Liens.

SECTION 4.2                          Validity of Security Interest. The security interest in and Lien on the Pledged Collateral granted to the Collateral Agent (for the benefit of the Secured Parties) hereunder constitutes (a) a legal and valid security interest in all the Pledged Collateral securing the payment and performance of the Secured Obligations, and (b) subject to the filings and other actions described in Schedule 7 to the Perfection Certificate (to the extent required to be listed on the schedules to the Perfection Certificate as of the date this representation is made or deemed made), a perfected security interest in all Pledged Collateral. The security interest and Lien granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the Pledged Collateral will constitute a perfected, continuing security interest therein, prior to all other Liens on the Pledged Collateral except for Permitted Liens.

SECTION 4.3                          Defense of Claims; Transferability of Pledged Collateral. Subject to Section 5.05 of the Credit Agreement, each Pledgor shall, at its own cost and expense, defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Collateral Agent and the priority thereof against all claims and demands of all persons, at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party other than Permitted Liens. There is no agreement, order, judgment or decree, and no Pledgor shall enter into any agreement or take any other action, that would restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict with such Pledgor’s obligations or the rights of the Collateral Agent hereunder other than as permitted under the Credit Agreement.

SECTION 4.4                          Other Financing Statements. There is no (nor will there be any) valid or effective financing statement (or similar statement or instrument of registration or public notice under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral other than in the case of Pledged Collateral (other than the Securities Collateral) financing statements and other statements and instruments relating to Permitted Liens. So long as any of the Secured Obligations remain unpaid, no Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement or instrument of registration or public notice under the law of any jurisdiction) relating to any Pledged Collateral, except, in the case of any Pledged Collateral (other than the Securities Collateral), financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by such Pledgor to the holder of the Permitted Liens.

SECTION 4.5                          Location of Inventory and Equipment. No Pledgor shall move any Inventory and Equipment to any location other than any location that is listed in Schedules 2(a), (b), (d) or (e) to the Perfection Certificate unless it shall have given the Collateral Agent not less than 30 days’ prior written notice (in the form of an Officers’ Certificate) of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may request; provided that in no event shall any Equipment or Inventory be moved to any location outside of the continental United States.

SECTION 4.6                          Due Authorization and Issuance. All of the Pledged Securities issued by any Subsidiary of Borrower existing on the date hereof have been, and to the extent any Pledged Securities are hereafter issued, such Pledged Securities will be, upon such issuance, duly authorized and validly issued and are (or upon such issuance will be) fully paid and non-assessable to the extent applicable. There is no amount or other obligation owing by any Pledgor to any issuer of the Pledged

Securities in exchange for or in connection with the issuance of the Pledged Securities or any Pledgor’s status as a partner or a member of any issuer of the Pledged Securities.

SECTION 4.7                          No Claims. Such Pledgor owns or has rights to use all of the Pledged Collateral pledged by it hereunder and all rights with respect to Pledged Collateral used in, necessary for or material to such Pledgor’s business as currently conducted. The use by such Pledgor of such Pledged Collateral and all such rights with respect to the foregoing do not infringe on the rights of any Person other than such infringement which would not in the aggregate, result in a Collateral Material Adverse Effect. No claims have been made and remain outstanding that such Pledgor’s use of any Pledged Collateral does or may violate the rights of any third Person that would in the aggregate, have a Collateral Material Adverse Effect.

SECTION 4.8                          Consents, etc. In the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Collateral Agent, such Pledgor agrees to use commercially reasonable efforts to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 4.9                          Pledged Collateral. All information set forth herein and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate and the schedules thereto, in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects. The Pledged Collateral described on the schedules to the Perfection Certificate (as supplemented from time to time) constitutes, as of the time of delivery thereof or any supplement thereto, all of the property of such type of Pledged Collateral owned or held by the Pledgors.

SECTION 4.10                    Insurance. In the event that the proceeds of any insurance claim are paid to any Pledgor after the Collateral Agent has exercised its right to foreclose after an Event of Default, such proceeds shall be held in trust for the benefit of the Collateral Agent and immediately after receipt thereof shall be paid to the Collateral Agent for application in accordance with the Credit Agreement.

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1                          Pledge of Additional Securities Collateral. Each Pledgor shall, upon obtaining any Pledged Securities or Intercompany Notes of any Person, accept the same in trust for the benefit of the Collateral Agent and promptly (but in any event within five Business Days after receipt thereof by any Pledgor) deliver to the Collateral Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 2 hereto (each, a “Pledge Amendment”), and the certificates and other documents required under Section 3.1 and Section 3.2 in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes. Each Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Interests or Intercompany Notes listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.

SECTION 5.2                          Voting Rights; Distributions, etc.

(i)                                     So long as no Event of Default shall have occurred and be continuing:

(A)                              Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, of the Credit Agreement or any other document evidencing the Secured Obligations; provided, however, that no Pledgor shall in any event exercise such rights in any manner which may have a material adverse effect on the value of the Pledged Collateral or the Lien and security interest intended to be granted to the Collateral Agent hereunder, in each case, taken as a whole.

(B)                                Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be promptly (but in any event within five Business Days after receipt thereof) delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(C)                                So long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(i)(A) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(i)(B) hereof.

(ii)                                  Upon the occurrence and during the continuance of any Event of Default:

(A)                              To the fullest extent permitted by applicable Requirements of Law, all rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(i)(A) hereof without any action shall cease two (2) Business Days following the delivery of a notice of such Event of Default in accordance with Section 12.6 hereof, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights, subject to compliance with the provisions of Section 13 hereof.

(B)                                All rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(i)(B) hereof shall cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

(iii)                               Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may reasonably request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(ii)(A) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(ii)(B) hereof, subject to compliance with the provisions of Section 13 hereof.

(iv)                              All Distributions which are received by any Pledgor contrary to the provisions of Section 5.2(ii)(B) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall immediately be paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

SECTION 5.3                          Defaults, etc.Each Pledgor represents and warrants that such Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Pledgor is a party relating to the Pledged Securities pledged by it, and such Pledgor is not in violation of any other provisions of any such agreement to which such Pledgor is a party, or otherwise in default or violation thereunder. Each Pledgor represents and warrants that to the best of such Pledgor’s knowledge, no Securities Collateral pledged by such Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any Person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Organizational Documents and certificates representing such Pledged Securities that have been delivered to the Collateral Agent) which evidence any Pledged Securities of such Pledgor.

SECTION 5.4                          Certain Agreements of Pledgors As Issuers and Holders of Equity Interests.

(a)                                  In the case of each Pledgor which is an issuer of Securities Collateral, such Pledgor, to the fullest extent permitted by applicable Requirements of Law, agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(b)                                 In the case of each Pledgor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Pledgor hereby consents to the extent required by the applicable Organizational Document to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Securities in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Securities to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be, subject to compliance with the provisions of Section 13 hereof and all applicable Requirements of Law.

ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL
PROPERTY COLLATERAL

SECTION 6.1                          Grant of License. For the purpose of enabling the Collateral Agent, after the occurrence and during the continuance of a Default, to exercise rights and remedies under Article IX hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Pledgor) to use, assign, license or sublicense any of the Intellectual Property

Collateral now owned or hereafter acquired by such Pledgor, wherever the same may be located, including in such license access to all media in which any of the licensed items may be recorded or stored (to the extent permitted by any applicable vendors) and to all computer programs (to the extent permitted by any applicable vendors) used for the compilation or printout hereof.

SECTION 6.2                          Protection of Collateral Agent’s Security. On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) promptly following its becoming aware thereof, notify the Collateral Agent of (A) any materially adverse determination in any proceeding in the United States Patent and Trademark Office or the United States Copyright Office with respect to any material Patent, Trademark or Copyright or (B) the institution of any proceeding or any adverse determination in any Federal, state or local court or administrative body regarding such Pledgor’s claim of ownership in or right to use any of the Intellectual Property Collateral material to the use and operation of the Pledged Collateral or Mortgaged Property, its right to register such Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect, (ii) take all commercially reasonable steps to maintain and protect the Intellectual Property Collateral material to the use and operation of the Pledged Collateral or Mortgaged Property as presently used and operated and as contemplated by the Credit Agreement, (iii) not permit to lapse or become abandoned any Intellectual Property Collateral material to the use and operation of the Pledged Collateral or Mortgaged Property as presently used and operated and as contemplated by the Credit Agreement, and not settle or compromise any pending or future litigation or administrative proceeding with respect to such Intellectual Property Collateral, in each case except as shall be consistent with commercially reasonable business judgment, (iv) upon such Pledgor obtaining knowledge thereof, promptly notify the Collateral Agent in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of the Intellectual Property Collateral or any portion thereof material to the use and operation of the Pledged Collateral or Mortgaged Property, the ability of such Pledgor or the Collateral Agent to dispose of the Intellectual Property Collateral or any portion thereof or the rights and remedies of the Collateral Agent in relation thereto including, without limitation, a levy or threat of levy or any legal process against the Intellectual Property Collateral or any portion thereof, (v) not license the Intellectual Property Collateral other than licenses entered into by such Pledgor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of the Intellectual Property Collateral or the Lien on and security interest in the Intellectual Property Collateral intended to be granted to the Collateral Agent for the benefit of the Secured Parties, without the consent of the Collateral Agent, (vi) until the Collateral Agent exercises its rights to make collection, diligently keep records respecting the Intellectual Property Collateral consistent with current business practices and in accordance with the reasonable requests of the Collateral Agent, and (vii) furnish to the Collateral Agent from time to time upon the Collateral Agent’s reasonable request therefor detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to the Intellectual Property Collateral as the Collateral Agent may from time to time request.

SECTION 6.3                          After-Acquired Property. If any Pledgor shall, at any time before the Secured Obligations have been paid in full (other than contingent indemnification obligations which, pursuant to the provisions of the Credit Agreement or the Collateral Documents, survive the termination thereof), (i) obtain any rights to any additional Intellectual Property Collateral or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (i) or (ii) of this Section 6.3 with respect to such Pledgor shall automatically constitute Intellectual Property Collateral if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Pledgor shall promptly (i) provide to the Collateral Agent written notice of any of the foregoing and (ii) confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and (ii) of the immediately preceding sentence of this Section 6.3 by execution of an instrument in form reasonably acceptable to the Collateral Agent.

SECTION 6.4                          Modifications. Each Pledgor authorizes the Collateral Agent to modify this Agreement by amending Schedule 12(a) and (b) to the Perfection Certificate to include any Intellectual Property Collateral acquired or arising after the date hereof of such Pledgor including, without limitation, any of the items listed in Section 6.3 hereof.

SECTION 6.5                          Litigation.  Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Collateral Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Pledgor shall, at the reasonable request of the Collateral Agent, do any and all lawful acts and execute any and all documents requested by the Collateral Agent in aid of such enforcement and the Pledgors shall promptly reimburse and indemnify the Collateral Agent, as the case may be, for all reasonable out-of-pocket costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 6.5 in accordance with the Credit Agreement. In the event that the Collateral Agent shall elect not to bring suit to enforce the Intellectual Property Collateral and notifies the applicable Pledgor(s) of such election, each Pledgor agrees, at the reasonable request of the Collateral Agent, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by others and for that purpose agrees to diligently maintain any suit, proceeding or other action against any Person so infringing necessary to prevent such infringement.

ARTICLE VII

CERTAIN PROVISIONS CONCERNING ACCOUNTS

SECTION 7.1                          Maintenance of Records. Each Pledgor shall keep and maintain at its own cost and expense complete records of each Receivable, in a manner consistent with prudent business practice, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Pledgor shall, at such Pledgor’s sole cost and expense, upon the Collateral Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Receivables, including, without limitation, all documents evidencing Receivables and any books and records relating thereto, to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may transfer a full and complete copy of any Pledgor’s books, records, credit information, reports, memoranda and all other writings relating to the Receivables to and for the use by any Person that has acquired or is contemplating acquisition of an interest in the Receivables or the Collateral Agent’s security interest therein without the consent of any Pledgor.

SECTION 7.2                          Legend. Each Pledgor shall legend, at the request of the Collateral Agent made at any time after the occurrence of any Event of Default and in form and manner satisfactory to the Collateral Agent, the Receivables and the other books, records and documents of such Pledgor evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

SECTION 7.3                          Modification of Terms, etc. Without the prior written consent of the Collateral Agent, no Pledgor shall rescind or cancel any indebtedness evidenced by any Receivable or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business consistent with prudent business practice, or extend or renew any such indebtedness except in the ordinary course of business consistent with prudent business practice or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Receivable or interest therein except in the ordinary course of business consistent with prudent business practice. Each Pledgor shall timely fulfill all obligations on its part to be fulfilled under or in connection with the Receivables.

SECTION 7.4                          Collection. Each Pledgor shall use commercially reasonable efforts to cause to be collected from the account debtor of each of the Receivables, as and when due in the ordinary course of business consistent with prudent business practice (including, without limitation, Receivables that are delinquent, such Receivables to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Receivable, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable, except that any Pledgor may, with respect to a Receivable, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Receivables and such other modifications of payment terms or settlements in respect of Receivables as shall be commercially reasonable in the circumstances, all in accordance with such Pledgor’s ordinary course of business consistent with its collection practices as in effect from time to time. The costs and expenses (including, without limitation, reasonable attorneys’ fees) of collection, in any case, whether incurred by any Pledgor, the Collateral Agent or any Secured Party, shall be paid by the Pledgors.

ARTICLE VIII

TRANSFERS AND OTHER LIENS

No Pledgor shall (i) sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder except as permitted by the Credit Agreement or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral pledged by it hereunder other than Permitted Liens with respect to Pledged Collateral (other than Securities Collateral).

ARTICLE IX

REMEDIES

SECTION 9.1                          Remedies. Upon the occurrence and during the continuance of any Event of Default, subject to compliance with the provisions of Section 13 hereof, the Collateral Agent may from time to time exercise in respect of the Pledged Collateral, to the fullest extent permitted by applicable Requirements of Law, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:

(i)                                     Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor’s premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

(ii)                                  Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including, without limitation, instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; in each case, consistent with prudent business practices; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly (but in no event later than one Business Day after receipt thereof) pay such amounts to the Collateral Agent;

(iii)                               Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

(iv)                              Take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at any place or places so designated by the Collateral Agent that is not unreasonably inconvenient to the Pledgor, in which event such Pledgor shall at its own expense:  (A) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and there delivered to the Collateral Agent, (B) store and keep any Pledged Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition or otherwise insure them against loss from theft or destructon at such location. Each Pledgor’s obligation to deliver the Pledged Collateral as contemplated in this Section 9.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

(v)                                 Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Pledged Collateral for application to the Secured Obligations as provided in Article X hereof;

(vi)                              Retain and apply the Distributions to the Secured Obligations as provided in Article X hereof;

(vii)                           Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including, without limitation, perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral; and

(viii)                        Exercise all the rights and remedies of a secured party on default under the UCC, and the Collateral Agent may also in its sole discretion, without notice except as specified in Section 9.2 hereof, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Pledged Collateral payable by such Person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by applicable Requirements of Law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent, in the exercise of commercially reasonable judgement, accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

SECTION 9.2                          Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale of the Pledged Collateral or any part thereof shall be required by law, ten days’ notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

SECTION 9.3                          Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by applicable Requirements of Law, notice or judicial hearing in connection with the Collateral Agent’s taking possession or the Collateral Agent’s disposition of any of the Pledged Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable Requirements of Law:  (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article IX in the absence of gross negligence or willful misconduct. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all Persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

SECTION 9.4                          Certain Sales of Pledged Collateral.

(i)                                     Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Collateral Agent shall have no obligation to engage in public sales.

(ii)                                  Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral, to limit purchasers to Persons who will agree, among other things, to acquire such Securities Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

(iii)                               If the Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral, upon written request, the applicable Pledgor shall from time to time furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of securities included in the Securities Collateral which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(iv)                              Each Pledgor further agrees that a breach of any of the covenants contained in this Section 9.4 will cause irreparable injury to the Collateral Agent and other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9.4 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

SECTION 9.5                          No Waiver; Cumulative Remedies.

(i)                                     No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.

(ii)                                  In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, to the maximum extent permitted by applicable Requirements of Law so long as the Secured Obligations are outstanding, the Pledgors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies, privileges and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

SECTION 9.6                          Certain Additional Actions Regarding Intellectual Property. If any Event of Default shall have occurred and be continuing, upon the written demand of the Collateral Agent, each Pledgor shall execute and deliver to the Collateral Agent an assignment or assignments of the registered Patents, Trademarks and/or Copyrights and such other documents as are necessary or appropriate to carry out the intent and purposes hereof.

ARTICLE X

APPLICATION OF PROCEEDS

The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Collateral Agent of its remedies as a secured creditor as provided in Article IX hereof shall be applied, together with any other sums then held by the Collateral Agent, in the manner set forth in the Credit Agreement.

ARTICLE XI

COLLATERAL ACCOUNT

The Collateral Agent is hereby authorized to establish and maintain in the name of the Collateral Agent and pursuant to a Control Agreement, a restricted deposit account designated “Jacobs Entertainment, Inc. Collateral Account.”

Each Pledgor shall deposit into the Collateral Account from time to time all amounts required to be deposited in the Collateral Account by the Credit Agreement and any amounts specifically required to be deposited therein by any other Loan Documents. The balance from time to time in the Collateral Account shall constitute part of the Collateral and shall not constitute payment of the Obligations until applied as hereinafter provided. At any time following the occurrence and during the continuance of an Event of Default, the Collateral Agent may in its discretion apply or cause to be applied the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in the Credit Agreement.

The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account. If any Pledgor is required hereunder to deposit an amount of cash collateral into the Collateral Account as a result of the occurrence of an Event of Default, such amount together with interest income (if any) (to the extent not applied as provided herein or in any other Loan Document) shall be returned to such Pledgor within three Business Days after all Defaults or Events of Default have been cured or waived.

Deposits shall be invested in cash or Cash Equivalents, which, other than during the continuance of an Event of Default, shall be invested in such cash or Cash Equivalents as the applicable Pledgor may request. Other than any interest earned on the investment of such deposits, which investments shall be made at the Pledgors’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1                    Concerning Collateral Agent.

(i)                                     The Collateral Agent has been appointed as collateral agent pursuant to the Credit Agreement. The actions of the Collateral Agent hereunder are subject to the provisions of the Credit Agreement. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Pledged Collateral), in accordance with this Agreement and the Credit Agreement. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.

(ii)                                  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

(iii)                               The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

(iv)                              If any item of Pledged Collateral also constitutes collateral granted to the Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Collateral Agent, in its sole discretion, shall select which provision or provisions shall control.

(v)                                 The Collateral Agent may rely on advice of counsel as to whether any or all UCC financing statements of the Pledgors need to be amended as a result of any of the changes described in Section 5.13(a) of the Credit Agreement. If any Pledgor fails to provide information to the Collateral Agent about such changes on a timely basis, the Collateral Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Pledgor’s property constituting Pledged Collateral, for which the Collateral Agent needed to have information relating to such changes. The Collateral Agent shall have no duty to inquire about such changes if any Pledgor does not inform the Collateral Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Collateral Agent to search for information on such changes if such information is not provided by any Pledgor.

SECTION 12.2                    Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. If any Pledgor shall fail to perform any covenants contained in this Agreement (including, without limitation, such Pledgor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay and discharge any taxes, assessments and special assessments, levies, fees and governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the Pledged Collateral, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of such Pledgor under any Pledged Collateral) or if any representation or warranty on the part of any Pledgor contained herein shall be breached, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Collateral Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions of the Credit Agreement. Any and all amounts so expended by the Collateral Agent shall be paid by the Pledgors in accordance with the provisions of the Credit Agreement. Neither the provisions of this Section 12.2 nor any action taken by the Collateral Agent pursuant to the provisions of this Section 12.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default. Each Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Credit Agreement and the other Collateral Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof (but the Collateral Agent shall not be obligated to and shall have no liability to such Pledgor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 12.3                    Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns. No other Persons (including, without limitation, any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such

Secured Party, herein or otherwise, subject, however, to the provisions of the Credit Agreement and, in the case of a Secured Party that is a party to a Hedging Agreement, such Hedging Agreement. Each of the Pledgors agrees that its obligations hereunder and the security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Secured Obligations is rescinded or must otherwise be restored by the Secured Parties upon the bankruptcy or reorganization of any Pledgor or otherwise.

SECTION 12.4                    Termination; Release. When all the Secured Obligations have been paid in full and the Commitments of the Lenders to make any Loan or to issue any Letter of Credit under the Credit Agreement shall have expired or been sooner terminated and all Letters of Credit have been terminated or cash collateralized in accordance with the provisions of the Credit Agreement, this Agreement shall terminate. Upon termination of this Agreement, the Pledged Collateral shall be released from the Lien of this Agreement and the applicable Subsidiary Guarantor shall be relieved of its obligations under this Agreement. Upon termination hereof or any release of Pledged Collateral in accordance with the provisions of the Credit Agreement, the Collateral Agent shall, upon the request and at the sole cost and expense of the Pledgors, assign, transfer and deliver to each Pledgor, against receipt and without recourse to or warranty by the Collateral Agent, such of the Pledged Collateral to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be.

SECTION 12.5                    Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Collateral Agent. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

SECTION 12.6                    Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to any Pledgor, addressed to it at the address of the Pledgor set forth in the Credit Agreement and as to the Collateral Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 12.6.

SECTION 12.7                    Governing Law; Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

(a)                                  Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

(b)                                 Submission to Jurisdiction. Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of

New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)                                  Waiver of Venue. Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Requirements of Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 12.7(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Requirements of Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Service of Process. Each party hereto irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopier or electronic communications) in Section 12.6. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable Requirements of Law.

(e)                                  Waiver of Jury Trial. Each Pledgor hereby waives, to the fullest extent permitted by applicable Requirements of Law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 12.7(e).

SECTION 12.8                    Severability of Provisions. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 12.9                    Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

SECTION 12.10              Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

SECTION 12.11              No Credit for Payment of Taxes or Imposition. Such Pledgor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement or the Loans, and such Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Pledged Collateral or any part thereof.

SECTION 12.12              No Claims Against Collateral Agent. Nothing contained in this Agreement shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

SECTION 12.13              Obligations Absolute. To the fullest extent permitted by applicable Requirements of Law, all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

(i)                                     any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Pledgor;

(ii)                                  any lack of validity or enforceability of the Credit Agreement, any Hedging Agreement or any other Loan Document, or any other agreement or instrument relating thereto;

(iii)                               any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any Hedging Agreement or any other Loan Document, or any other agreement or instrument relating thereto;

(iv)                              any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(v)                                 any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof or of the Credit Agreement, any Hedging Agreement or any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 12.5 hereof; or

(vi)                              any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

ARTICLE XIII

SPECIAL PROVISIONS RELATING TO GAMING LAWS

SECTION 13.1                    Additional Provisions Relating to Gaming Laws and Gaming Licenses.

(a)                                  Each Pledgor agrees that, upon the occurrence of and during the continuance of an Event of Default and at the Collateral Agent’s request, it will, and will cause each of its Subsidiaries to, promptly file (and in any event within 5 Business Days) such applications for approval and shall use commercially reasonable efforts to take all other and further actions required by the Collateral Agent to obtain such approvals or consents of the applicable Gaming Authorities, and any other Governmental Authorities with jurisdiction as are necessary for the Collateral Agent, to continue operation of the businesses of the Borrower and its Subsidiaries under the Gaming Licenses held by it, or to hold its interest in any Person holding any such Gaming License related to the operations of any Pledgor pursuant to the Gaming Laws. To enforce the provisions of this Article XIII, the Collateral Agent is empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the applicable Gaming Authority and any other Governmental Authorities with jurisdiction, authorization pursuant to the Gaming Laws to continue operation of the businesses of each Pledgor and its Subsidiaries under all necessary Gaming Licenses for the purpose of seeking a bona fide purchaser of the businesses of each Pledgor and its Subsidiaries. Each Pledgor hereby agrees to authorize, and to cause each of its Subsidiaries to authorize such an authorization pursuant to the Gaming Laws to continue the operation of the businesses of such Pledgor and its Subsidiaries upon the request of the receiver so appointed and, if any Pledgor or any such Subsidiary shall refuse to authorize the transfer, its approval may be required by the court. Upon the occurrence and continuance of an Event of Default, each Pledgor shall further use, and shall cause its Subsidiaries to use, commercially reasonable efforts to assist in obtaining approval of the applicable Gaming Authority and any other Governmental Authorities with jurisdiction, if required, for any action or transactions contemplated by the Agreement or the Loan Documents, including, preparation, execution, and filing with the applicable Gaming Authority and any other Governmental Authorities with jurisdiction of any application or applications for authorization pursuant to the Gaming Laws for the receiver to continue the operation of the businesses of any Pledgor and its Subsidiaries under any Gaming License or transfer of control necessary or appropriate under the applicable Gaming Laws for approval of the transfer or assignment of any portion of the Pledged Collateral. Each Pledgor acknowledges that the authorization pursuant to the Gaming Laws for the receiver to continue the operation of the businesses of any Pledgor and its Subsidiaries under the Gaming Licenses or for a transfer of control is integral to the Collateral Agent’s realization of the value of the Pledged Collateral, that there is no adequate remedy at law for failure by each Pledgor to comply with the provisions of this Article XIII and that such failure would not be adequately compensable in damages, and therefore agrees that the agreements contained in this Article XIII may be specifically enforced.

(b)                                 All rights, remedies, and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provision of the Gaming Laws and all provisions of this Agreement and the other Loan Documents are intended to be subject to all applicable mandatory provisions of the Gaming Laws and to be limited solely to the extent necessary to not render the provisions of this Agreement or the other Loan Documents invalid or unenforceable, in whole or in part. The Collateral Agent will timely apply for and receive all required approvals of the applicable Gaming Authority for the sale or other disposition of gaming equipment regulated by the Gaming Laws (including any such sale or disposition of gaming equipment consisting of slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, and all other “gaming devices” (as such term or words of like import referring thereto are defined in the Gaming Laws), and “associated equipment” (as such term or words of like import referring thereto are defined in the Gaming Laws).

SECTION 13.2                    Compliance with Gaming Laws(a)                . Notwithstanding anything to the contrary contained herein or in any other Loan Documents, the Collateral Agent expressly acknowledges and agrees that the exercise of its rights and remedies under this Agreement is subject to the mandatory provisions of the Gaming Laws.

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IN WITNESS WHEREOF, the Pledgors and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

JACOBS ENTERTAINMENT, INC.,
as Borrower and Pledgor

/s/ Jeffrey P. Jacobs
By:	Jeffrey P. Jacobs
Its:	Chief Executive Officer

/s/ Stephen R. Roark
Stephen R. Roark, signing on behalf of the
entities listed below in the capacity listed
next to each respective entity:

BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC., as its President
GOLD DUST WEST CASINO, INC., as its Vice President
GILPIN VENTURES, INC., as its President
JALOU L.L.C., as its President and Manager
JALOU II INC., as its President

GILPIN HOTEL VENTURE
By:	Gilpin Ventures, Inc., its partner

	By:	/s/ Stephen R. Roark
	Name:	Stephen R. Roark
	Its:	President

By: Black Hawk Gaming & Development Company, Inc., its partner

	By:	/s/ Stephen R. Roark
	Name:	Stephen R. Roark
	Its:	President

BLACK HAWK/JACOBS ENTERTAINMENT, LLC
By: Black Hawk Gaming & Development Company, Inc.
Its:	Authorized Manager

	By:	/s/ Stephen R. Roark
	Name:	Stephen R. Roark
	Its:	President

DIVERSIFIED OPPORTUNITIES GROUP LTD.
By Jacobs Entertainment, Inc., its Managing Member

	By:	/s/ Stephen R. Roark
	Name:	Stephen R. Roark
	Its:	Chief Financial Officer

JACOBS DAKOTA WORKS, LLC
By: Jacobs Entertainment, Inc., its Sole Manager

	By:	/s/ Stephen R. Roark
	Name:	Stephen R. Roark
	Its:	Chief Financial Officer

/s/ Ian M. Stewart
Ian M. Stewart, signing on behalf of the entities listed below in the capacity listed next to each respective entity:

COLONIAL HOLDINGS, INC., as its President
STANSLEY RACING CORP., as its President
COLONIAL DOWNS, LLC, as its President
VIRGINIA CONCESSIONS, LLC, as its Vice President
MARYLAND-VIRGINIA RACING CIRCUIT, INC., as its President

COLONIAL DOWNS, L.P.
By:	Stansley Racing Corp., its General Partner

	By:	/s/ Ian M. Stewart
	Name:	Ian M. Stewart
	Its:	President

/s/ Stan Guidroz
Stan Guidroz, signing on behalf of the entities
listed below in the capacity listed next to each respective entity:

WINNER’S CHOICE CASINO, INC., as its President
JACE, INC., as its President
FUEL STOP 36, INC., as its President
HOUMA TRUCK PLAZA & CASINO, L.L.C., as its President and Manager
JALOU – CASH’S L.L.C., its President and Manager
LUCKY MAGNOLIA TRUCK STOP AND CASINO, L.L.C., as its President and Manager
BAYOU VISTA TRUCK PLAZA AND CASINO, L.L.C., as its President and Manager
RACELAND TRUCK PLAZA AND CASINO, L.L.C., as its President and Manager
JRJ PROPERTIES, LLC, as its President and Manager
JALOU OF LAROSE, LLC, as its President and Manager
JALOU BREAUX BRIDGE, LLC, as its President and Manager
JALOU EUNICE, LLC, as its President and Manager
JALOU OF ST. MARTIN, L.L.C., as its President and Manager
JALOU DIAMOND, L.L.C., as its President and Manager
JALOU MAGIC, L.L.C., as its President and Manager
JALOU OF VINTON, LLC, as its President and Manager
JALOU OF VINTON-BINGO, LLC, as its President and Manager
JALOU OF ST. HELENA, LLC, as its President and Manager
JALOU OF JEFFERSON, LLC, as its President and Manager

GUARANTOR AND PLEDGOR

JACOBS PIÑON PLAZA ENTERTAINMENT, INC.

/s/ Jeffrey P. Jacobs
By:	Jeffrey P. Jacobs
Its:	President

JACOBS ELKO ENTERTAINMENT, INC.

/s/ Jeffrey P. Jacobs
By:	Jeffrey P. Jacobs
Its:	President
CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
as Collateral Agent

/s/ Cassandra Droogan
By:	Cassandra Droogan
Title:	Vice President

/s/ Doreen Barr
By:	Doreen Barr
Title:	Vice President